Exhibit 4.5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

独家业务合作协议

Exclusive Business Cooperation Agreement

本独家业务合作协议（下称“本协议”）由以下双方于2024年 9 月23 日在中华人民共和国（下称“中国”，为本协议之目的，不包括中国香港特别行政区、中国澳门特别行政区及中国台湾地区）武汉市签署。

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on September 23, 2024 in Wuhan, the People’s Republic of China (“China” or the “PRC”, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

甲方：	武汉木叶村网络科技有限公司

地址：	武汉东湖新技术开发区关南工业园II-6号

Party A:	Wuhan Muyecun Network Technology Co., Ltd.

Address:	No.II-6, Guannan Industrial Park, East Lake New Technology Development Zone, Wuhan

乙方：	武汉阿伦游网络信息发展有限公司

地址：	湖北省武汉市东湖新技术开发区关东街道关南工业园II-6号1幢202室

Party B:	Wuhan Alunyou Network Information Development Co., Ltd

Address:	Room 202, Building 1, No. II-6, Guannan Industrial Park, Guandong Street, Donghu New Technology Development Zone, Wuhan

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

鉴于：

Whereas,

1.	甲方是一家在中国成立的外商独资企业，拥有提供特定技术和咨询服务的必要资源；

Party A is a wholly foreign owned enterprise established in China, and has the necessary resources to provide certain technical and consulting services;

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2.	乙方是一家在中国成立的内资公司，其主营业务为网络技术咨询服务。乙方现时及在本协议有效期内的任何时候所经营并发展的所有业务活动以下合称“主营业务”；

Party B is a company established in China with exclusively domestic capital, mainly engaging in network technology consulting services. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.	甲方同意利用其技术、人员和信息优势，在本协议期间向乙方提供有关主营业务的特定技术支持、咨询和其他服务，乙方同意独家从甲方及/或其指定方接受由甲方及/或其指定方按本协议条款的规定提供的各种服务。

Party A is willing to provide Party B with certain technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services on an exclusive basis provided by Party A and/or Party A’s designee(s), each on the terms set forth herein.

据此，甲方和乙方经协商一致，达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	服务提供

Services Provided by Party A

1.1	按照本协议条款和条件，乙方在此委任甲方在本协议期间作为乙方的独家服务提供者向乙方提供全面的技术支持、咨询服务和其他服务，包括但不限于以下内容：

Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the follows:

(1)	许可乙方使用甲方拥有合法权利的相关软件；

licensing Party B to use any software legally owned by Party A;

(2)	乙方业务所需的相关应用软件的开发、维护与更新；

development, maintenance and update of software involved in Party B’s business;

(3)	计算机网络系统、硬件设备及数据库的设计、安装和日常管理、维护、更新；

design, installation, daily management, maintenance and updating of network system, hardware and database design;

(4)	乙方相关人员的技术支持和专业培训；

technical support and training for employees of Party B;

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(5)	协助乙方进行有关的技术和市场信息的咨询、收集与调研（中国法律禁止外商投资企业从事的市场调查除外）；

assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that foreign-invested enterprises are prohibited from conducting under PRC law);

(6)	为乙方提供企业管理咨询；

providing business management consultation for Party B;

(7)	为乙方提供市场营销和推广服务；

providing marketing and promotion services for Party B;

(8)	为乙方提供客户订单管理和客户服务

providing customer order management and customer services for Party B;

(9)	设备、资产出租、转让和处置；和

leasing, assignment or disposal of equipment or properties; and

(10)	在中国法律允许的情况下，其他应乙方合理要求而不时提供的其他相关服务。

other services as reasonably requested by Party B from time to time to the extent permitted under PRC law.

1.2	乙方接受甲方提供的服务。乙方进一步同意，除非经甲方事先书面同意，在本协议期间，就本协议约定的服务或其他事宜，乙方不得并且应促使其每一个子公司不得，直接或间接地从任何第三方获得任何与本协议相同或类似的服务，并不得与任何第三方就本协议所述事项建立任何类似的合作关系。双方同意，甲方可以随时自行指定其他方（该被指定方可以与乙方签署本协议第1.3条描述的某些协议）为乙方提供本协议约定的服务。

Party B agrees to accept all the services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not, and shall procure each of its subsidiaries not to, directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may, at its sole discretion, appoint other parties from time to time, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the services under this Agreement.

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1.3	服务的提供方式

Service Providing Methodology

1.3.1	甲、乙双方同意在本协议有效期内，在甲方提出要求时，乙方应与甲方及/或甲方指定的其他方进一步签订服务协议，对各项服务的具体内容、方式、人员、收费等进行约定。

Party A and Party B agree that during the term of this Agreement, at the request of Part A, Party B shall enter into further service agreements with Party A and/or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific services.

1.3.2	甲乙双方同意在本协议有效期内，在甲方提出要求时，乙方应与甲方及/或甲方指定的其他方签署设备、资产的租用协议，根据该协议的条款，乙方可使用甲方有关的设备或资产。

Party A and Party B agree that during the term of this Agreement, Party B shall, at the request of Party A, enter into equipment or property leases with Party A and/or any other party designated by Party A pursuant to which Party B may use Party A’s relevant equipment or property based on the terms therein.

1.3.3	甲乙双方同意在本协议有效期内，在甲方提出要求时，乙方应与甲方及/或甲方指定的其他方签订知识产权许可协议，根据该协议的条款，乙方可使用甲方的知识产权（包括但不限于软件版权、商标、专利、技术秘密）。

Party A and Party B agree that during the term of this Agreement, at the request of Party A, Party B shall enter into intellectual property license agreement with Party A and/or any other party designated by Party A pursuant to which Party B may use Party A’s intellectual property (including but not limited to software copyrights, trademarks, patents and technical secrets) based on the terms therein.

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1.3.4	乙方特此向甲方授予一项不可撤销的排他性的购买权，根据该购买权，甲方可在中国法律法规允许的范围内，由甲方随时自行选择，向乙方购买任何部分或全部资产和业务，作价为中国法律允许的最低价格。届时双方将另行签订资产或业务转让合同，对该资产转让的条款和条件进行约定。在中国法律允许的前提下，乙方应将其收到的购买价款在收到并依法足额缴纳/代扣代缴相关税款（如有）后的十（10）天内无偿将其依法足额缴纳/代扣代缴相关税款（如有）后的余额赠送给甲方或甲方指定的人。

Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion at any time, any or all of the assets and business of Party B, to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law. The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets. To the extent permitted under applicable PRC laws, Party B shall donate the balance of the purchase price received from Party A, after deducting/ withholding the relevant taxes (if any) pursuant to applicable laws, to Party A or the designee(s) of Party A for free within ten (10) days after Party B receives the purchase price and pays/ withholds the relevant taxes (if any).

1.4	甲方有权定期及随时核查乙方（包括其任何子公司）的账目，乙方应及时准确地记账，并按甲方要求及时地向甲方提供其账目。在本协议有效期内并在不违反适用法律的情况下，乙方同意配合甲方及/或甲方的股东（包括直接或间接）进行审计（包括但不限于关联交易审计及其它各类审计），向甲方、甲方股东及／或其委托的审计师提供有关乙方及乙方下属机构的营运、业务、客户、财务、员工等相关信息和资料，并且同意甲方股东为满足其上市监管的要求而披露该等信息和资料。双方同意，在本协议有效期内，甲方有权按照适用的会计准则将乙方的财务结果按照视同甲方全资拥有的附属企业的效果进行合并。但甲方并不就乙方的任何负债或其他义务和风险承担任何法律责任。

Party A shall have the right to examine the accounts of Party B (including any of its subsidiaries) periodically and from time to time. Party B shall keep its accounts accurately in due course, and promptly provide them to Party A upon its request. To the extent permitted by applicable laws, Party B agrees to cooperate Party A and/or Party A’s (direct and indirect) shareholder(s) to conduct audit (including auditing the related party transactions and other audit), deliver the information and materials in relation to the operations, business, clients, finance, staff and others of Party B and Party B’s subsidiaries to Party A, its shareholder(s) and/or auditors, and allow Party A’s shareholder(s) to disclose such information and materials to comply with the regulatory requirements for public listing of Party A’s shareholder(s). The Parties agree that, within the term of this Agreement, Party A is entitled to consolidate the financial results of Party B as a wholly owned affiliate of Party A in accordance with the applicable accounting principles. However, Party A shall not be held legally responsible for Party B’s debt or other obligations and risks.

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1.5	甲方有权以乙方的名义开展与服务相关的业务，乙方应当及时地为甲方顺利开展该业务提供一切必要的支持和便利，包括但不限于向甲方出具提供有关服务所需的一切必要的授权书。

Party A has the right to conduct business activities related to provision of services on behalf of Party B, and Party B shall promptly offer all necessary support and convenience for Party A to conduct such business activities smoothly, including without limitation, issuing power of attorney to Party A necessary for the provision of services.

1.6	如甲方要求，乙方同意及时地将对乙方日常运营相关的证书及公章，包括营业执照、公章、合同章、财务专用章及法定代表人章，交由甲方的财务部门保管，乙方承诺只有在取得甲方的同意并按甲方有关的内部授权的指引下使用相关的证书及公章。

Upon the request of Party A, Party B shall promptly deliver the licenses and company seals related to Party B’ daily operation, including the business license, common seal, contract seal, financial seal and the chop of legal representative, to the financial department of Party A for custody. Party B covenants that it will use such licenses and company seals only when obtaining Party A’s consent and complying with Party A’s internal authorized guidance.

1.7	双方同意，本协议项下甲方向乙方提供的服务亦适用于乙方控制的子公司，乙方应促使其控制的所有子公司根据本协议约定行使权利并履行义务。

The Parties agree that the services provided to Party B by Party A are also applicable to the subsidiaries controlled by Party B, and Party B shall procure all of its subsidiaries controlled by it to exercise the rights and perform the obligations in accordance with this Agreement.

2.	服务的价格和支付方式

The Calculation and Payment of the Service Fees

2.1	在本协议有效期内，乙方应向甲方支付的费用应按如下方式计算：

The fees payable by Party B to Party A during the term of this Agreement shall be calculated as follows:

2.1.1	就甲方向乙方提供的服务，乙方应每季度向甲方支付服务费。每季度的服务费由管理费和服务提供费组成，具体金额和支付期限由双方根据以下因素商议并以书面方式确定（如果双方就费用金额无法达成一致意见，则甲方有权最终决定）：

Party B shall pay service fee to Party A on a quarterly basis. The service fee for each quarter shall consist of management fee and fee for services provided, the amount and payment deadline of which shall be determined by the Parties in writing through negotiation after considering the following (if the Parties fail to agree upon the amount of service fee, Party A’s decision shall be final and conclusive):

(1)	服务的复杂程度及难度；

complexity and difficulty of the services provided by Party A;

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(2)	甲方雇员的职位和提供该等服务所需的时间；

title of and time consumed by employees of Party A providing the services;

(3)	服务的具体内容和商业价值；

contents and value of the services provided by Party A;

(4)	相同种类服务的市场参考价格；

market price of the same type of services;

(5)	乙方的经营情况；以及

operation conditions of the Party B; and

(6)	必要的成本、开支、税项及法定需储备或保留的款项；

essential cost, expenses, taxes and statutory reserve or retaining funds.

2.1.2	如果甲方向乙方转让技术或者受乙方委托进行软件或其他技术开发或者向乙方出租设备、资产，则技术转让费、委托开发费用或租金应由双方根据实际情况确定。如果双方就相关价格或费用的金额无法达成一致意见，则甲方有权最终决定。

If Party A transfers technology to Party B or develops software or other technology as entrusted by Party B or leases equipment or properties to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations. If the Parties fail to agree upon the amount of relevant price or fees, Party A’s decision shall be final and conclusive.

2.1.3	除了服务费以外，乙方应承担甲方履行或提供服务时所支付或发生的或与之有关的任何形式的一切合理费用、代垫款项以及实付费用，并就此对甲方做出补偿。

Except the service fees, Party B shall reimburse all reasonable costs, reimbursed payments and out-of-pocket expenses, paid or incurred by Party A in connection with the conduct of its performance and provision of services.

2.1.4	双方各自承担其签署及履行本协议所应依法缴纳的税费。

Each Party shall bear the taxes related to its execution and performance of this Agreement.

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3.	知识产权和保密条款

Intellectual Property Rights and Confidentiality Clauses

3.1	甲方对履行本协议而产生或创造的任何和所有知识产权（包括但不限于著作权、专利权、专利申请权、软件、技术秘密、商业机密及其他）均享有独占的和排他的所有权、权利和利益，并有权无偿使用该等权利。

Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others, and shall be entitled to make use of such rights for free.

3.2	为乙方业务的需要，经甲方事先书面同意，可由乙方将部分甲方指定的知识产权登记于乙方名下。但是，一旦甲方要求，乙方应当将登记在乙方名下的上述知识产权无偿或以法律允许的最低价格转让给甲方，且乙方须签署所有适当的文件，采取所有适当的行动，递交所有的文件和/或申请，提供所有适当的协助，以及做出所有其他依据甲方的自行决定认为是必要的行为，以将任何对该等知识产权的所有权、权利和权益赋予甲方，和/或完善对甲方此等知识产权权利的保护。甲方有权无偿使用任何登记于乙方名下的知识产权。未经甲方事先书面同意，乙方不得向任何第三方转让或许可使用以乙方名义注册的任何知识产权。

To fulfill Party B’s business needs, subject to the prior written consent of Party A, part of intellectual properties designated by Party A may be registered by Party B under the name of Party B. However, upon request of Party A, Party B shall transfer the aforementioned intellectual properties registered under the name of Party B to Party A for free or at the lowest price permitted by the law, and Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A. Party A is entitled to make use of any intellectual properties registered under the name of Party B for free. Without the prior written consent of Party A, Party B shall not transfer, or grant any license to use, any intellectual property registered under the name of Party B to any third parties.

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3.3	甲方授权乙方使用甲方拥有的其他已注册的或未注册的应用软件，该许可时是非独家的，不可再授权且不得转让。

Party A authorizes Party B to use other registered or unregistered applications owned by Party A, which is non-exclusive, non-sublicensable and non-transferable.

3.4	双方承认及确认有关本协议、本协议内容以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三方披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、董事、员工、法律或财务顾问披露之信息，而该股东、董事、员工、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方股东、董事、员工或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.	陈述、保证和承诺

Representations, Warranties and Covenants

4.1	甲方陈述、保证和承诺如下：

Party A hereby represents, warrants and covenants as follows:

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4.1.1	甲方是按照中国法律合法成立并有效存续的有限责任公司；甲方或其指定的服务提供方将在根据本协议提供任何服务前获得提供该等服务所需的全部政府许可、证照。

Party A is a limited liability company legally established and validly existing in accordance with PRC laws; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2	甲方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署，交付和履行本协议；甲方对本协议的签署、交付和履行并不违反法律法规的明确规定。

Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government authorities (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.1.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2	乙方陈述、保证和承诺如下：

Party B hereby represents, warrants and covenants as follows:

4.2.1	乙方是按照中国法律合法成立且有效存续的公司，乙方获得并将维持从事主营业务所需的全部政府许可、证照。

Party B is a company legally established and validly existing in accordance with PRC laws and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2	乙方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署，交付和履行本协议；乙方对本协议的签署、交付和履行并不违反法律法规的明确规定。

Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government authorities (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

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4.2.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

4.2.4	不存在将影响乙方履行本协议项下义务的、已经发生且尚未了结的诉讼、仲裁或其他司法或行政程序，而且据其所知无人威胁将采取上述行动。

There are no pending or, to the knowledge of Party B, threatened litigation, arbitration or other judicial or administrative proceedings that would affect Party B’s performance of its obligations under this Agreement.

4.2.5	乙方按照本协议的约定，及时足额向甲方支付服务费用。

Party B shall pay the full amount of the service fees to Party A timely in accordance with this Agreement.

5.	协议的生效和期限

Effectiveness and Term of Agreement

5.1	本协议自双方正式签署之日起生效；除非本协议明确约定或甲方随时自行书面决定终止本协议，本协议永久有效。

This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A at its sole discretion at any time, this Agreement shall remain effective indefinitely.

5.2	如果在本协议有效期内，任何一方的经营期限届满，则该方应及时续展其经营期限，并尽最大努力获得主管部门的批准，以使本协议得以继续有效和执行。如一方续展经营期限之申请未获任何主管部门批准或同意，则本协议于该方经营期限届满之时终止。

During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof and exercise best endeavors to obtain the approval of relevant competent authorities so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for renewal of its operation term is not approved or consented by relevant government authorities.

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5.3	在本协议终止之后，双方在第3、6、7条和本第5.3条下的权利和义务将继续有效。

The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.	适用法律和争议解决

Governing Law and Resolution of Disputes

6.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

6.2	因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果无法通过协商解决，则任何一方均可将有关争议提交给华南国际经济贸易仲裁委员会，由该会按照其在届时有效的仲裁程序和规则仲裁解决。仲裁程序应用英语和中文进行。仲裁应在深圳进行。仲裁裁决是终局性的，对双方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute through negotiations, either Party may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission, in accordance with its arbitration rules and procedures in effect at the time. The arbitration shall be conducted in Shenzhen. The language of the arbitral proceedings shall be English and Chinese. The arbitration award shall be final and binding on both Parties.

6.3	在中国法律允许及适当情况下，仲裁庭可以依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（如商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对乙方股权或资产的救济措施和责令乙方进行清算的裁决。在中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，香港法院、开曼群岛法院、中国法院和乙方主要资产所在地的法院均应被视为具有管辖权。

To the extent permitted by PRC laws and where appropriate, the arbitration tribunal may grant any remedies in accordance with the provisions of this Agreement and applicable PRC laws, including preliminary and permanent injunctive relief (such as injunction against carrying out business activities, or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or assets of Party B and awards directing Party B to conduct liquidation. To the extent permitted by PRC laws, when awaiting the formation of the arbitration tribunal or otherwise under appropriate conditions, either Party may seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration. Without violating the applicable governing laws, the Parties agree that the courts of Hong Kong, Cayman Islands, China and the place where the principal assets of Party B are located shall all be deemed to have competent jurisdiction.

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6.4	因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	违约责任和补偿

Breach of Agreement and Indemnification

7.1	若乙方实质性违反本协议项下所作的任何一项约定，甲方有权终止本协议和/或要求乙方给予损害赔偿；本第7.1条不应妨碍甲方在本协议下的任何其他权利。

If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2	除非法律另有规定，乙方在任何情况均无权利单方终止或解除本协议。

Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement unilaterally in any event.

7.3	就甲方根据本协议向乙方提供的服务所产生或引起的针对甲方的诉讼、请求或其他要求而招致的任何损失、损害、责任或费用都应由乙方补偿给甲方，以使甲方不受任何损害，除非该损失、损害、责任或费用是因甲方的重大过失或故意不当行为而产生的。

Party B shall indemnify and hold Party A harmless from any losses, damages, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, damages, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

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8.	不可抗力

Force Majeure

8.1	若由于地震、台风、洪水、火灾、流行病、战争、罢工以及其他任何无法预见并且是受影响方无法防止亦无法避免的不可抗力事件（下称“不可抗力”），而直接致使本协议任何一方不能履行或不能完全履行本协议时，则受上述不可抗力影响的一方不对此不履行或部份履行承担责任。但该受影响方须立即毫不迟延地向另外一方发出书面通知，并须在发出该书面通知后十五天内向另外一方提供不可抗力事件的详情，解释其此种不能履行、部份不能履行或需要迟延履行的原因。

In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2	若主张不可抗力的一方未能根据以上规定通知另一方并提供适当证明，其不得免于未能履行其在本协议项下义务的责任。受不可抗力影响的一方应作出合理的努力，以减低该不可抗力造成的后果，并在该不可抗力终止后尽快恢复履行所有有关义务。如受不可抗力影响的一方在因不可抗力而暂免履行义务的理由消失后未有恢复履行有关义务，该方应就此向另一方承担责任。

If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	不可抗力发生时，双方应立即互相协商，以求达致公平解决方案，并须作出一切合理努力，尽量减低该不可抗力造成的后果。

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

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9.	通知

Notices

9.1	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在接收或拒收之日为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	为通知的目的，双方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：	武汉木叶村网络科技有限公司

Party A:	Wuhan Muyecun Network Technology Co., Ltd.

地址：	武汉东湖新技术开发区关南工业园II-6号

Address:	No. 26 Gaoxin 2nd Road, Donghu High-tech Zone, Wuhan City

收件人：	【熊斌】

Attn:	【Xiong Bin】

电话：	[***]

Phone:	[***]

乙方：	武汉阿伦游网络信息发展有限公司

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Party B:	Wuhan Alunyou Network Information Development Co., Ltd

地址：	湖北省武汉市东湖新技术开发区关东街道关南工业园II-6号1幢202室

Address:	Room 202, Building 1, No. II-6, Guannan Industrial Park, Guandong Street, Donghu New Technology Development Zone, Wuhan

收件人：	【熊斌】

Attn:	【Xiong Bin】

电话：	[***]

Phone:	[***]

9.3	任何一方可按本条规定随时给另一方发出通知来改变其接收通知的地址。

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	协议的转让

Assignment

10.1	乙方不得将其在本协议项下的权利与义务转让给第三方，除非事先征得甲方的书面同意。

Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	乙方在此同意，甲方可以向第三方转让其在本协议项下的权利和义务，并在该等转让发生时甲方仅需向乙方发出书面通知，并且无需再就该等转让征得乙方的同意。

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

11.	协议的分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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12.	协议的修改、补充

Amendments and Supplements

双方可以书面协议方式对本协议作出修改和补充。经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	完整合同

Entire Agreement

除了在本协议签署后所作出的书面修订、补充或修改以外，本协议构成本协议双方就本协议标的物所达成的完整合同，取代在此之前就本协议标的物所达成的所有口头或书面的协商、陈述和协议。

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

14.	弃权

Waivers

任何一方可以对本协议的条款和条件作出弃权，但必须经书面作出并经各方签字。一方在某种情况下就其他方的违约所作的弃权不应被视为该方在其他情况下就类似的违约已经对其他方作出弃权。

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

15.	语言和副本

Language and Counterparts

本协议以中文和英文书就，一式二份，甲乙双方各持一份。中英文版本具有同等效力。中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in two copies, each Party having one copy. Both Chinese and English versions shall have equal validity and effect. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本独家业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

甲方：	武汉木叶村网络科技有限公司（公章）

Party A:	Wuhan Muyecun Network Technology Co., Ltd. (Company chop)

签字：

By:	/s/ Mario Yau Kwan Ho

姓名：	何猷君

Name:	Mario Yau Kwan Ho

职位：	法定代表人

Title:	Legal Representative

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本独家业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

乙方：	武汉阿伦游网络信息发展有限公司（公章）

Party B:	Wuhan Alunyou Network Information Development Co., Ltd (Company chop)

签字：

By:	/s/ Hang SUI

姓名：	隋杭

Name:	Hang SUI

职位：	法定代表人

Title:	Legal Representative